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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement No. 333-122809 of FairPoint Communications, Inc. on Form S-8 of our report dated March 1, 2005 (relating to the financial statements of Orange County—Poughkeepsie Limited Partnership as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004), appearing in this Annual Report on Form 10-K of FairPoint Communications Inc. for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP
New York, New York
March 24, 2005

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Consent of Independent Registered Public Accounting Firm